EXTENSION AGREEMENT

THIS AGREEMENT is dated as of the 23rd day of July, 2009

BETWEEN:

BAKO RESOURCES INC., a British Columbia corporation having its registered office at Suite 950, 650 West Georgia Street, Vancouver, British Columbia, Canada V6E 3P3

(hereinafter called the "Vendor")

OF THE FIRST PART

AND:

PENGRAM CORPORATION, a Nevada corporation having its registered office at 8275 S. Eastern Avenue, Suite 200, Las Vegas, NV 89123

(hereinafter called the "Purchaser")

OF THE SECOND PART

WHEREAS:

A. The Vendor and the Purchaser entered into a Purchase Agreement (the “Purchase Agreement”) dated December 16, 2008 pursuant to which the Purchaser acquired a 100% interest the Property (as defined in the Purchase Agreement) from the Vendor. In consideration of the Property, the Purchaser issued to the Vendor 2,000,000 pre-split (6,000,000 post-split) shares of its common stock and a promissory note in the amount of CDN $70,000 payable on June 30, 2009 (the “Promissory Note”).

B. The Vendor has agreed to extend the due date of the Promissory Note to December 31, 2009 and in consideration of the extension the Purchaser has agreed to issue 60,000 shares of its common stock to the Vendor.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the Vendor and the Purchaser agree as follows:

1.	Definitions. Except as otherwise set out herein, capitalized terms used in this Agreement shall have the same meaning as specified in the Purchase Agreement.

2.	Extension of Promissory Note. The Vendor agrees to extend the due date of the Promissory Note to December 31, 2009.

3.	Issuance of Shares. In consideration of the extension, the Purchaser shall issue 60,000 shares of the Purchaser’s common stock to the Vendor.

4.	Vendor Representations and Warranties. The Vendor represents and warrants to the Purchaser that:

(a) it acknowledges that the shares to be issued to it under this Agreement are being issued in reliance of exemptions from applicable securities laws and will be restricted shares. Certificates representing the shares will be endorsed with appropriate legends; and

(b) it is not a “US Person” as defined in Rule 903 of Regulation S of the Securities Act of 1933.

5.	No Other Modification. The parties confirm that the terms, covenants and conditions of the Purchase Agreement remain unchanged and in full force and effect, except as modified by this Agreement.

6.

Independent Legal Advice. This Agreement has been prepared by O’Neill Law Group PLLC acting solely on behalf of the Purchaser and the Vendor acknowledges that it has been advised to obtain independent legal advice.

7.

Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

8.	Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

9.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

BAKO RESOURCES INC.
by its authorized signatory:

/s/ Geoffrey N. Goodall
Geoffrey N. Goodall

PENGRAM CORPORATION
by its authorized signatory:

/s/ Richard W. Donaldson
Richard W. Donaldson